SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55267	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road, Suite D #356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 10, 2016, we entered into a Debt Exchange Agreement with Coldstream Summit Ltd. (“Coldstream”) pursuant to which we converted $1,076,125 in debt held by Coldstream into 1,250,000 shares of our newly created Series E Preferred Stock in our company.

A copy of the Debt Exchange Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 3.03 is incorporated into this Item 3.02 by reference.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification of Rights of Security Holders

On May 10, 2016, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series E Preferred Stock, consisting of up to 1,250,000 shares. The Certificate of Designation for the Series E Preferred Stock contains the following features:

1)	No voting rights;
2)	Dividends on an as converted basis along with the holders of common stock as and when declared by our Board of Directors;
3)	Rank junior to all other issued and outstanding shares of preferred stock in any liquidation;
4)	A liquidation preference over common stock equal to the greater of: $1.00 per share and any unpaid dividends; and the as converted amount;
5)	Convertible into common stock, subject to adjustments, at a conversion price equal to a 50% discount to the VWAP per share for the 5 trading days prior to written notice of conversion;
6)	Redeemable by us at $1.00 per share; and
7)	Protective provisions requiring prior approval to: issue additional shares of preferred stock in an already existing and designated series; liquidate the business; pay dividends; or take any other action under Nevada law that would require prior approval of the holders of Series E Preferred Stock.

The full rights afforded to the holders of Series E Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on May 10, 2016, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

On May 10, 2016, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation to increase the authorized shares of Common Stock of our company (the “Amendment”). The Amendment authorizes us to issue 5,500,000,000 shares of Common Stock, par value $0.001 per share. The Amendment did not increase our authorized shares of Preferred Stock.

The Amendment was approved by the board of directors by unanimous written consent resolution dated February 12, 2016 signed by all the members of the board of directors. The Amendment was also approved by certain shareholders of the Company holding a majority of the total issued and outstanding voting shares of the Company by written consent resolution dated February 12, 2016.

A copy of the Amendment is attached hereto as Exhibit 3.2, and is incorporated by reference herein.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation for Series E Preferred Stock
3.2	Certificate of Amendment
10.1	Debt Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkame Holdings, Inc.

/s/ Robert Eakle

Robert Eakle

Chief Executive Officer

Date: May 11, 2016

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